Exhibit 8.1

Nelson Mullins Riley & Scarborough LLP

Attorneys and Counselors at Law

104 South Main Street / Ninth Floor / Greenville, South Carolina 29601

Tel: 864.250.2300  Fax: 864.232.2925

www.nelsonmullins.com

September 19, 2005

SCBT Financial Corporation

P.O. Box 1030

Columbia, SC 29202

Sun Bancshares, Inc.

4210 Highway 17 Bypass

Murrells Inlet, SC 29576

Re:                               SCBT Financial Corporation

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for SCBT Financial Corporation, a South Carolina corporation (“SCBT”), in connection with the proposed merger (the “Merger”) of Sun Bancshares, Inc., a South Carolina corporation (“Sun Bancshares”), with and into SCBT, pursuant to an Agreement and Plan of Merger dated as of July 21, 2005 (the “Agreement”) by and among SCBT and Sun Bancshares, as described in the Registration Statement on Form S-4 filed by SCBT with the Securities and Exchange Commission (as amended through the date hereof) (the “Registration Statement”).

In that connection, you have requested our opinion regarding the material Federal income tax consequences of the Merger.  In providing our opinion, we have examined the Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Agreement and (ii) the representations made to us by Sun Bancshares and SCBT in their respective letters to us dated September 19, 2005 and delivered to us for purposes of this opinion are accurate and complete.

Based upon the foregoing, in our opinion, for Federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the exchange in the Merger of Sun Bancshares common stock for SCBT common stock will not give rise to gain or loss to the shareholders of Sun Bancshares with respect to such exchange (except to the extent of any cash received in lieu of a fractional share interest in SCBT common stock).

The opinions expressed herein are based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our

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opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements contained in the letters from Sun Bancshares and SCBT referred to above, which we have assumed will be true as of the effective time of the Merger.  Our opinions cannot be relied upon if any of the facts pertinent to the Federal income tax treatment of the Merger stated in such documents or in such additional information is, or later becomes, inaccurate, or if any of the statements contained in the letters from Sun Bancshares or SCBT referred to above are, or later become, inaccurate.  Finally, our opinions are limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transactions.

This opinion is being delivered to you solely for the purpose of being included as an exhibit to the Registration Statement; it may not be relied upon or utilized for any other purpose (including without limitation satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.  Notwithstanding the previous sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “THE MERGER — Important Federal Income Tax Consequences”.

Very truly yours,

/s/ NELSON MULLINS RILEY & SCARBOROUGH L.L.P.